Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated April 7, 2025, except for the effects of the restatement discussed in Note 26, as to which the date is October 24, 2025, with respect to the consolidated financial statements of ACE Green Recycling, Inc. included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Houston, TX

January 23, 2026